Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO SECTION 906 OF SARBANES – OXLEY ACT OF 2002

     In connection with the accompanying Quarterly Report on Form 10-Q of Selkirk Cogen Partners, L.P. for the quarter ended September 30, 2004, I, P. Chrisman Iribe, President of JMC Selkirk, Inc., as Managing General Partner of Selkirk Cogen Partners, L.P., hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

(1)	such Quarterly Report on Form 10-Q for the quarter ended September 30, 2004, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in such Quarterly Report on Form 10-Q for the quarter ended September 30, 2004, fairly presents, in all material respects, the financial condition and results of operations of Selkirk Cogen Partners, L.P.

November 12, 2004	/s/ P. CHRISMAN IRIBE
P. Chrisman Iribe
President JMC Selkirk, Inc.

A signed original of this written statement required by Section 906 has been provided to JMC Selkirk, Inc. and will be retained by JMC Selkirk, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.